UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2005

AMERICAN POWER CONVERSION CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	1-12432	04-2722013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island 02892

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  401-789-5735

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 5.02(b) and (c) below with respect to the material agreements attached to this Form 8-K as Exhibits 10.1 and 10.2 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)         On May 17, 2005, American Power Conversion Corporation (the “Company”) issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing the resignation of Donald M. Muir, Senior Vice President - Finance & Administration and Chief Financial Officer of the Company, effective May 17, 2005.

On May 17, 2005 (the “Resignation Date”), the Company entered into a severance agreement and release of claims with Mr. Muir (the “Agreement”). The Agreement provides, among other things, that the Company will (i) pay Mr. Muir severance pay of $500,000 in eight (8) equal monthly installments, and (ii) pay Mr. Muir’s health insurance premiums for up to twelve months, commencing in June 2005, or until he earlier becomes eligible for health insurance coverage by virtue of alternative employment.  In the Agreement, Mr. Muir releases the Company from claims. The Agreement is attached as Exhibit 10.1 to this Form 8-K.

(c)          On May 17, 2005, the Company issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing that Richard J. Thompson, 55 years old, was appointed Senior Vice President - Finance and Chief Financial Officer of the Company, effective May 23, 2005.  Mr. Thompson was Vice President-Finance, Chief Financial Officer and Secretary of Artesyn Technologies, Inc., from June 1990 until May 13, 2005. There are no family relationships between Mr. Thompson and any director or executive officer of the Company.  Mr. Thompson does not serve as a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

On May 13, 2005, the Company entered into an Employment Agreement with Mr. Thompson.  Under the Employment Agreement, beginning on May 23, 2005 (the “Effective Date”), Mr. Thompson (i) will serve as Senior Vice President - Finance and Chief Financial Officer of the Company, (ii) will be paid a base salary of $400,000 per year, subject to such increases as may be approved by the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”), (iii) will be eligible to participate in the executive bonus program of the Company, (iv) will be nominated to the Compensation Committee for an award of 30,000 restricted stock units and a grant of 30,000 stock options, (v) will receive a sign-on bonus of $50,000 after the date that is 45 days from the Effective Date and a sign-on bonus of $50,000 after the date that is six months from the Effective Date, and (vi) will receive a housing allowance of $2,000 per month for a period of 12 months.  The Employment Agreement runs for a period of two years from the Effective Date and thereafter on each anniversary of the Effective Date automatically extends for one additional year unless either the Company or Mr. Thompson provides the other with notice of non-renewal at least 60 days before the anniversary of the Effective Date.  The Employment Agreement provides for the payment of certain severance amounts to Mr. Thompson in the event of death, disability, non-renewal of the Employment Agreement, termination by the Company without cause and termination by Mr. Thompson for substantial breach, as more fully described in the Employment Agreement which is attached as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits.

10.1  Agreement, dated May  17, 2005, between American Power Conversion Corporation and Donald M. Muir.

10.2  Employment Agreement, dated May  13, 2005, between American Power Conversion Corporation and Richard J. Thompson.

99.1  Press Release, dated May 17, 2005, issued by American Power Conversion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION
CORPORATION

Dated: May 19, 2005	By:	/s/ Jeffrey J. Giguere
Jeffrey J. Giguere,
Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, dated May 17, 2005, between American Power Conversion Corporation and Donald M. Muir.

10.2	Employment Agreement, dated May 13, 2005, between American Power Conversion Corporation and Richard J. Thompson.

99.1	Press Release, dated May 17, 2005, issued by American Power Conversion Corporation.